UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2016

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36378	20-0019425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

(801) 796-5127
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 2, 2016, the Compensation Committee (the "Committee") of the Board of Directors of
Profire Energy, Inc. (the "Company") granted non-qualified stock options to Brenton Hatch, the Company's CEO, Ryan Oviatt, the Company's CFO, and Harold Albert, the Company's CTO under the Company's 2014 Equity Incentive Plan (the "Plan") and pursuant to the standard form of Notice of Stock Option Grant and Stock Option Agreement under the Plan (the "Plan Agreement"). The stock option for Mr. Hatch permits him to purchase up to 400,000 shares of the Company's common stock ("Common Stock").  The stock option for Mr. Oviatt permits him to purchase up to 200,000 shares of Common Stock.  The stock option for Mr. Albert permits him to purchase up to 75,000 shares of Common Stock.  For each of the grants, the stock options will become exercisable in two equal annual installments beginning November 2, 2017 at an exercise price that is equal to the fair market value of the Company's Common Stock as of November 2, 2016. The stock options were granted in recognition of senior executive performance and provide ongoing retention incentives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 4, 2016	By:	/s/ Brenton W. Hatch
Brenton W. Hatch
Chief Executive Officer